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                                                                   EXHIBIT 10.3.


             AGREEMENT ON MANAGEMENT AND FRANCHISE-RELATED MATTERS

         AGREEMENT dated June 20, 1997 among Summerfield Suites Management Company, L.P., a Kansas limited partnership ("Franchisor'), Summerfield Suites Lease Company, L.P., a Kansas limited partnership ("Franchisee"), and Innkeepers USA Limited Partnership, a Virginia limited partnership (collectively, the "Partnership").


                              W I T N E S S E T H

         WHEREAS, the partnership is controlled by Innkeepers USA Trust, a Maryland real estate investment trust (the "REIT"); and

         WHEREAS, the Partnership or its designee proposes to acquire pursuant to Contribution Agreements dated June 2, 1997 (each, a "Contribution Agreement" and collectively, the "Contribution Agreements") the Summerfield Suites, Sierra Suites and Sunrise Suites hotel properties described in Exhibit A hereto from partnerships affiliated with Franchisor and Franchisee (the "Contributing Partnerships"); and

         WHEREAS, the Partnership or its affiliates may in the future acquire and lease to Franchisee or affiliates of Franchisee additional Summerfield Suites and Sierra Suites hotels (collectively with the hotels acquired from the Contributing Partnerships, the "Hotels"); and

         WHEREAS, Franchisor holds all rights necessary to franchise the use of the name and concept for "Summerfield Suites" and "Sierra Suites" hotel franchise brands; and

         WHEREAS, Franchisor has entered into franchise agreements with Franchisee dated June 20, 1997, in the form attached hereto as Exhibit B and may enter into franchise agreements with respect to Hotels acquired by the Partnership or its affiliates in the future (each, a "Franchise Agreement" and collectively, the "Franchise Agreements"); and

         WHEREAS, upon the Partnership's (or its designee's) acquisition of the Hotels, the Partnership (or its designee) ("Lessor") proposes to lease the Hotels to Franchisee (or an affiliate of Franchisee ("Lessee") pursuant to lease agreements (collectively, the "Leases") which give Franchisee or an affiliate of Franchisee the right to lease and operate the Hotels; and

         WHEREAS, Franchisee will enter into management contracts with Franchisor; and

         WHEREAS, it is a condition to the Partnership's (or its designee's) agreement to acquire the Hotels from the Contributing Partnerships and lease the Hotels to Franchisee pursuant to the
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Leases and a Lease Master Agreement (the "Lease Master Agreement") that the parties shall have entered into this Agreement; and

         WHEREAS, Franchisor and Franchisee will obtain material benefits from the Partnership's acquisition of the Hotels from affiliates of Franchisor and Franchisee pursuant to the Contribution Agreements and lease of the Hotels to Franchisee pursuant to the Leases; and

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. Franchise Agreement. Franchisor and Franchisee represent and warrant to the Partnership that (i) Exhibit B is a true, correct and complete form of each of the Franchise Agreements, (ii) Franchisee has all rights and duties as franchisee/licensee under each Franchise Agreement and is not in default under any Franchise Agreement and there is no event or state of facts that with the passage of time or notice of default would constitute a default under the Franchise Agreement or a violation of Franchisor's standards manual, and (iii) there are no agreements or undertakings, oral or otherwise, between Franchisor and Franchisee with regard to the franchises created by the Franchise Agreement. During the term of the Leases, Franchisor and Franchisee will not amend, modify or terminate any Franchise Agreement related to a Hotel subject to a Lease (except in the event of a default by Franchisee under a Franchise Agreement) without the prior written consent of the Partnership. To the extent that any provision of the Lease is inconsistent with any terms or provisions of this Agreement, the terms and provisions of this Agreement shall control.

         2. Boards. For so long as the Partnership and its affiliates collectively own at least 10% of the hotels open and operating within the Summerfield Suites and Sierra Suites franchise brands (in each case, a "Controlled Brand") and during the term of the Leases (and for so long as the Franchise Agreements remain in full force and effect), a designee of the Partnership shall be a member of Franchisor's marketing association board and franchisee association board for such Controlled Brands.

         3. Comfort Letters. Upon the request of the Partnership from time to time, Franchisor and Franchisee promptly will provide customary assurances and comfort letters to the Partnership's or the REIT's lenders, underwriters or similar parties and their counsel with respect to the Franchise Agreements being in full force and effect, there being no default under the Franchise Agreements, the existence and binding effect of this Agreement, and such other matters as the Partnership may reasonably request.

         4. Changes to Franchise. For so long as the Partnership owns at least 75% of the hotels open and operating within a Controlled Brand, Franchisor shall not make any material changes to the form, terms or provisions of the franchise agreement for such Controlled Brand or materially change the Controlled Brand concept or standards without the prior written consent of the Partnership. Without limiting the generality of the foregoing, the Partnership shall have the right to approve any change to the prominent trade name of "Summerfield Suites" or "Sierra

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Suites" (other than the addition of a "tag line").  Any change to the prominent trade name shall be without cost to the Partnership and Franchisor agrees to pay or to reimburse the Partnership, upon request, for any third-party costs or expenses in connection with any such change, including, without limitation, costs associated with any signage or logo changes and other capital improvements not currently contemplated by the Franchise Agreements.

         5. Capital Improvements. Unless the Partnership and the Franchisee otherwise agree in writing, Franchisor and Franchisee agree with the Partnership that the capital improvements schedule set forth on Exhibit C hereto (the "5/10/15 Year Re-Do Schedule") shall be imposed on Franchisee as a part of Franchisee's obligations pursuant to the Franchise Agreements for the Hotels and Franchisee agrees with Franchisor and the Partnership to cause the items set forth on the 5/10/15 Year Re-Do Schedule to be performed at the Hotels by the dates and in the manner described in the 5/10/15 Year Re-Do Schedule.

         6. Relationship with Franchise. Franchisor hereby agrees with the Partnership that Franchisor will enforce the terms of the Franchise Agreements against Franchisee in good faith and on an arms'-length basis.

         7. Transfer. Franchisor represents that on the Closing Date, the owners of Franchisor are as described in Exhibit D ("Owners"). For so long as the Partnership owns at least 75% of the open and operating hotels of a Controlled Brand, Franchisor shall not permit any merger, sale of its stock or sale, transfer or conveyance of all or substantially all of the assets of Franchisor, or the sale, transfer of conveyance of the Franchise Agreements (a "Transfer"), if, as a result thereof, Franchisor or the surviving entity would cease to be controlled by the Owners without (i) at least 30 days' prior written notice to the Partnership describing in reasonable detail the proposed transaction and (ii) the Partnership's prior written consent. Notwithstanding the foregoing, the Partnership shall consent to the Transfer if (i) the party proposed to acquire control of Franchisor or its assets (the "Transferee") assumes, pursuant to an assumption document reasonably satisfactory to the Partnership, all of the obligations and covenants of Franchisor pursuant to this Agreement, (ii) the Transferee (A) is an established national hotel franchise or management company which has a good reputation in the industry as reasonably determined by the Partnership; (B) is operating and/or franchising prior to such acquisition at least fifty (50) fully operating hotels in the United States containing an aggregate of not less than seven thousand five hundred (7,500) keys and (C) has a Net Worth, as determined by generally accepted accounting principles consistently applied, of not less than $25,000,000 and (iii) the Transfer includes the transfer of not less than all of the Franchise Agreements of such Controlled Brand to the Transferee. In no event may Franchisor transfer or assign less than all of the Franchise Agreements of such Controlled Brand without the Partnership's prior written consent.

         8. Termination of Leases. In the event (i) the Partnership terminates one or more of the Leases, or (ii) Franchisee defaults under a Franchise Agreement and any applicable cure periods have expired without the default having been cured, Franchisor and Franchisee agree that upon written notice from the Partnership, the Franchise Agreement will be transferred and


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assigned to the Partnership or an affiliate or designee of the Partnership.
Such transfer and assignment shall be without cost to the Partnership or its affiliate or designee, including without limitation, any product improvement plan ("PIP") costs, franchise or other transfer application fee or any other cost, fee or expense (excluding, however, the Partnership's legal and accounting costs and overhead), and shall not be conditioned upon the Partnership or its affiliate or designee taking any action or incurring any obligation other than execution of the Franchise Agreement or an assignment thereof or a new franchise agreement with (a) a term equal to the unexpired term of the franchise agreement and (b) other terms which are identical to the terms of the Franchise Agreement.

         9. Non-Compete. Throughout the term of the Leases, neither Franchisor nor any Affiliate of Franchisor shall develop, build, own, lease, operate, manage, franchise or have any interest in (i) any Summerfield Suites hotel that is located within a five (5) mile radius of any Hotel that is a Summerfield Suites hotel or (ii) any Sierra Suites hotel that is located within a five (5) mile radius of any Hotel that is a Sierra Suites hotel, other than pursuant to a Percentage Lease. Franchisor agrees to notify the Partnership, from time to time at the request of the Partnership, of the location of any hotel or motel property Franchisor or any affiliate owns, leases, operates, manages or has an interest in. The Partnership agrees to notify Franchisor, from time to time at the request of Franchisor, of the location of any hotel or motel property in which the Partnership or an affiliate of the Partnership has an interest.

         10. Right of First Offer. During the term of the Franchise Agreements, the Partnership (or its designee) shall have a right of first offer (the "Right of First Offer") to acquire from Franchisor or any affiliate of Franchisor any hotel acquired or developed by Franchisor or any affiliate of Franchisor within a five (5) mile radius of any Hotel (a "Right of First Offer Hotel"). Before entering into a binding contract to sell any Right of First Offer Hotel, Franchisor or its affiliate shall first offer to sell the Right of First Offer Hotel to the Partnership. The terms of the Right of First Offer shall be substantially equivalent to the terms set forth in Section 36.1(f) of the Leases, as modified appropriately to reflect that the Franchisor or an affiliate is the offeror and the Partnership or its designee is the offeree.

         11. Subordination. Franchisor and Franchisee hereby agree with the Partnership that the payment of all franchise fees and costs by Franchisee to Franchisor, pursuant to Franchise Agreements or otherwise, shall be subordinated to all Rent (as defined in the Leases) payments due and owing to the Partnership from Franchisee pursuant to the Leases for so long as Franchisor and Franchisee are affiliates.

         12. Sale. It shall be a condition of the sale of all or substantially all of Franchisor's assets, or Franchisor's rights with respect to the "Summerfield Suites" and "Sierra Suites" brands, that any proposed transferee or assignee of such assets or rights execute and deliver to the Partnership an assumption agreement and acknowledgement that the terms of this Agreement remain in full force and effect.


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         13.     Successor or Assigns.  This Agreement shall inure to the
benefit of the Partnership and other affiliates of the REIT and shall be binding upon Franchisor and Franchisee and their respective successors and assigns.

         14. Rights to Cure Franchisee Default. Prior to terminating any Franchise Agreement following a default by Franchisee thereunder, Franchisor shall (a) give notice of the default to Partnership, (b) permit Partnership to cure such default within (i) ten (10) days after such notice is received, if the default is a monetary default, (ii) thirty (30) days after such notice is received, if the default is a non-monetary default, or (iii) if such default is not capable of cure within thirty (30) days after such notice is received, within such time as is reasonably required to cure such default if such cure is commenced promptly and pursued diligently until completion and, (c) upon Partnership's termination of the Lease relating to the Hotel subject to such Franchise Agreement and notice to Franchisor, comply with Section 8 above.

         15. Amendment. This Agreement may not be amended or modified in any respect except by the written agreement of the parties hereto.

         16. Notices. (a) Franchisor agrees to send the Partnership a copy of any notice or statement of any breach, default or non-compliance or alleged breach, default or non-compliance under any Franchise Agreement.

                 (b) All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, transmitted by facsimile transmission or sent prepaid by international courier at the addresses as designated below. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) when delivered by hand or confirmed by facsimile transmission or, in the case of delivery by courier, when actually delivered to the address of the intended recipient.

         If to the Partnership:            INNKEEPERS USA LIMITED
                                           PARTNERSHIP
                                           306 Royal Poinciana Way
                                           Palm Beach, Florida  33480
                                           Fax: (561) 835-0457
                                           Attn:  Mark A. Murphy

         If to Franchisor or Franchise:    SUMMERFIELD SUITES LEASE
                                           COMPANY, L.P.
                                           or
                                           SUMMERFIELD SUITES MANAGEMENT
                                           COMPANY, L.P.
                                           8100 East 22nd Street, Building 500
                                           Wichita, Kansas  67226
                                           Fax: (316) 681-0905
                                           Attn:  General Partner


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         17.     Affiliate.  Any currently existing or future affiliate of the
Partnership ("Affiliate") that is or may be a lessor under a Lease shall become a party to this Agreement, entitled to the same rights, benefits and remedies hereunder to which the Partnership is entitled hereunder by execution of an addendum to this Agreement in the form of Exhibit E hereto. Upon the request of the Partnership, Franchisor and Franchisee, and any affiliate of Franchisee which may be a lessee under a Lease, agree to execute any documents, instruments or amendments hereto reasonably requested by the Partnership to further evidence any such Affiliate's rights, benefits and remedies hereunder; provided, however, that at such time as the Affiliate or the Hotel properties of which it is the owner cease to be owned, directly or indirectly, 100% by the Partnership, then this Agreement shall be amended and modified solely as to such property or such Affiliate, as the case may be, by the following provisions:

                 (a) The rights, benefits, and remedies of this Agreement may be extended to a transferee of a Hotel (a "Transferee Hotel") or of an Affiliate in the limited manner provided herein; the transferee consents to the terms of and any agreements or documents (including the Franchise Agreement and Lease Master Agreement) to which the transferor and the Franchisor were parties relating to the Hotel; and the transferee executes an Adoption and Addendum Agreement (a "Permitted Transferee").

                 (b) By executing the Adoption and Addendum Agreement, the Permitted Transferee shall become a party to this Agreement for the limited purpose of enforcing the provisions of Sections 3, 5, 6, 8 (as modified by subsection (c) below), 9 (as modified by subsection
                          (d) below), 10, 11, 12, 13, 14, 15, 16, 18 (as
                          modified by subsection (e) below) and 19 solely with respect to each Transferee Hotel owned or controlled by the Permitted Transferee and for no other purpose. All other rights granted the Partnership under this Agreement are expressly retained by the Partnership and may not be exercised by the Permitted Transferee.

                 (c) With respect to the provisions of Section 8, any Franchisee/designee of a permitted Transferee thereunder shall be subject to the approval of Franchisor, which approval shall not be unreasonably withheld. In connection with any such approval, Franchisor agrees to subject any such designee to the same Franchisee qualification criteria and standards, to which it subjects other Franchisee candidates, generally.

                 (d) With respect to the provisions of Section 9, the 5-mile radius for the non-competition provisions shall be reduced to 3 miles.

                 (e) Paragraph 18 shall be modified to provide that it shall not apply to the Permitted Transferee in the exercise of the rights granted in B above, as to the Transferee Hotel.

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         18.     Joint Exercise.  This Agreement provides the Partnership and its Affiliates certain rights, benefits and remedies. These rights, benefits, and remedies, may be exercised, availed of, or otherwise performed jointly by the Partnership and any Affiliates who subsequently become a party hereto, and not singly or separately by any one or more but less than all of them. The REIT is hereby designated and appointed the representative of the Partnership, each of its Affiliates, and any permitted transferees, and the Franchisor and Franchisee shall be permitted to rely upon any written or oral communication or notification from the Partnership, as being from all of the REIT, its affiliates, and permitted transferees, acting jointly. Any notice required to be given hereunder shall be given to the Partnership as representative for all of the Partnership, its affiliates and permitted transferees.

         19. Management Fees. Franchisor shall act as manager of the Hotels pursuant to a Management Agreement with Franchisee. Franchisor agrees that upon termination of the Lease or termination of Lessee's right to possession of the Hotel for any reason whatsoever, the Management Agreement may be terminated by Lessor without liability for any payment due or to become due to the manager of the Hotel, and that all fees and other amounts payable by Lessee to the manager shall be subordinate on a month-to-month basis to rent and other amounts payable by Lessee to Lessor prior to the existence of an Event of Default under the Lease Agreement and shall be at all times subordinate to rent and such other amounts after the occurrence of an Event of Default under the Lease Agreement. Franchisor, as Manager, consents to such provisions as if contained in the executed Management Agreement. This Section 19 shall be binding upon the Franchisee and Franchisor, as manager, any of their respective successors and assigns.

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         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

                        INNKEEPERS USA LIMITED PARTNERSHIP

                        By: INNKEEPERS FINANCIAL
                            CORPORATION, its general partner

                            By:    /s/ Mark Murphy
                               ------------------------------------
                                 Name: Mark A. Murphy
                                      -----------------------------
                                 Title: Vice President
                                       ----------------------------

                         FRANCHISOR:

                         SUMMERFIELD SUITES MANAGEMENT
                         COMPANY, L.P.

                         By:     Summerfield Suites Management
                                 Corporation, a Delaware corporation,
                                 its general partner

                                 By:  /s/ John Morse
                                     ------------------------------
                                 Name: John R. Morse
                                      -----------------------------
                                 Title: Senior Vice President & General Counsel
                                       ----------------------------------------


                         FRANCHISEE:

                         SUMMERFIELD SUITES LEASE
                         COMPANY, L.P.

                         By: Summerfield Suites Lease Corporation, a Kansas corporation, its general partner

                                 By: /s/ John Morse
                                    -------------------------------
                                 Name: John R. Morse
                                      -----------------------------
                                 Title:Senior Vice President and General Counsel
                                       -----------------------------------------






[Agreement on Management and Franchise-Related Matters]